SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
Dated May 26, 2015 between PACER FUNDS TRUST
and
PACER ADVISORS, INC.

as of August 24, 2026
The Trust will pay to the Adviser as compensation for the Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance with the following fee schedule:

Fund	Rate
Pacer Trendpilot® US Large Cap ETF	0.60%
Pacer Trendpilot® US Mid Cap ETF	0.60%
Pacer Trendpilot® 100 ETF	0.65%
Pacer Trendpilot® European Index ETF	0.65%
Pacer Autopilot Hedged European Index ETF	0.65%
Pacer US Export Leaders ETF	0.49%[1]
Pacer International Export Leaders ETF	0.49%[1]
Pacer Global Cash Cows Dividend ETF	0.60%
Pacer US Cash Cows 100 ETF	0.49%
Pacer Developed Markets International Cash Cows 100 ETF	0.65%
Pacer US Small Cap Cash Cows ETF	0.59%[2]
Pacer WealthShield ETF	0.60%
Pacer Hotel & Lodging Real Estate ETF	0.60%
Pacer Apartments & Residential Real Estate ETF	0.60%
Pacer Healthcare Real Estate ETF	0.60%
Pacer Industrial Real Estate ETF	0.49%[3]
Pacer Data & Infrastructure Real Estate ETF	0.49%[3]
Pacer CFRA-Stovall Global Seasonal Rotation ETF	0.60%
Pacer Trendpilot® International ETF	0.65%
Pacer Trendpilot® Fund of Funds ETF	0.15%
Pacer US Cash Cows Growth ETF	0.60%
Pacer Cash Cows Fund of Funds ETF	0.15%
Pacer Emerging Markets Cash Cows 100 ETF	0.70%
Pacer Trendpilot® US Bond ETF	0.60%
Pacer American Energy Independence ETF	0.75%
Pacer Lunt Large Cap Alternator ETF	0.60%
Pacer Lunt Large Cap Multi-Factor Alternator ETF	0.60%
Pacer Lunt Midcap Multi-Factor Alternator ETF	0.60%
Pacer Swan SOS Conservative (January) ETF	0.49%[4]
Pacer Swan SOS Conservative (April) ETF	0.49%[4]
Pacer Swan SOS Conservative (July) ETF	0.49%[4]
Pacer Swan SOS Conservative (October) ETF	0.49%[4]
Pacer Swan SOS Moderate (January) ETF	0.49%[4]
Pacer Swan SOS Moderate (April) ETF	0.49%[4]
Pacer Swan SOS Moderate (July) ETF	0.49%[4]
Pacer Swan SOS Moderate (October) ETF	0.49%[4]
Pacer Swan SOS Flex (January) ETF	0.49%[4]

Pacer Swan SOS Flex (April) ETF	0.49%[4]
Pacer Swan SOS Flex (July) ETF	0.49%[4]
Pacer Swan SOS Flex (October) ETF	0.49%[4]
Pacer Swan SOS Fund of Funds ETF	0.10%[4]
Pacer Metaurus US Large Cap Target Dividend 400 ETF	0.60%
Pacer Aristotle Pacific Floating Rate High Income ETF	0.60%
Pacer BlueStar Digital Entertainment ETF	0.49%[5]
Pacer BlueStar Engineering the Future ETF	0.49%[5]
Pacer Data and Digital Revolution ETF	0.49%[5]
Pacer Industrials and Logistics ETF	0.60%
Pacer US Large Cap Cash Cows Growth Leaders ETF	0.49%
Pacer US Small Cap Cash Cows Growth Leaders ETF	0.59%
Pacer Developed Markets Cash Cows Growth Leaders ETF	0.65%
Pacer Metaurus International Developed Markets Dividend Multiplier 400 ETF	0.65%
Pacer Metaurus Nasdaq 100 Dividend Multiplier 600 ETF	0.60%
Pacer MSCI World Industry Advantage ETF	0.65%
Pacer Nasdaq 100 Top 50 Cash Cows Growth Leaders ETF	0.49%
Pacer Nasdaq International Patent Leaders ETF	0.65%
Pacer US Cash Cows Bond ETF	0.49%
Pacer Solactive Whitney Future of Warfare ETF	0.49%[5]
Pacer PE/VC ETF	0.85%
Pacer Cash COWZ 100-Nasdaq 100 Rotator ETF	0.49%
Pacer S&P 500 Quality FCF Aristocrats ETF	0.49%
Pacer S&P SmallCap 600 Quality FCF Aristocrats ETF	0.59%
Pacer S&P MidCap 400 Quality FCF Aristocrats ETF	0.49%
Pacer ActiveAlpha India Quality ETF	0.88%
Pacer S&P 500 Quality FCF R&D Leaders ETF	0.49%
Pacer S&P 500 Quality FCF High Dividend ETF	0.49%
Pacer S&P 500 3AI Top 100 ETF	0.49%
Pacer S&P World 3AI Top 300 ETF	0.60%
Pacer Swan SOS Moderate (February) ETF	0.49%
Pacer Swan SOS Moderate (March) ETF	0.49%
Pacer Swan SOS Moderate (May) ETF	0.49%
Pacer Swan SOS Moderate (June) ETF	0.49%
Pacer Swan SOS Moderate (August) ETF	0.49%
Pacer Swan SOS Moderate (September) ETF	0.49%
Pacer Swan SOS Moderate (November) ETF	0.49%
Pacer Swan SOS Moderate (December) ETF	0.49%
Pacer Swan SOS Laddered Moderate ETF	0.10%
Pacer Barings CLO Market Flex ETF	0.39%
Pacer Barings Secured Credit Flex ETF	0.49%
Pacer Metaurus High Income Autocallable ETF	0.60%
Pacer Metaurus Enhanced Core Income Autocallable ETF	0.60%
1 Effective August 1, 2026
2 Effective since the Fund’s commencement.
3 Effective August 29, 2025
4 Effective May 1, 2026
5 Effective August 1, 2025

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date set forth above.

PACER FUNDS TRUST	PACER ADVISORS, INC.
By: /s/ Joe M. Thomson	By: /s/ Bruce Kavanaugh
Name: Joe M. Thomson	Name: Bruce Kavanaugh
Title: President and Chairman	Title: Executive Vice President